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EXHIBIT 99.1


[Emerson Logo]
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                               NEWS & INFORMATION

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FOR:         EMERSON RADIO CORP.
             9 Entin Road
             Parsippany, NJ 07054-0430

CONTACT:     EMERSON RADIO CORP.           OR:       INVESTOR RELATIONS:
             Guy A. Paglinco                         Robert Maffei
             Vice President,                         Investor Relations Manager
             Chief Financial Officer                 (973) 428-2098
             (973) 428-2413

                                                     EPOCH FINANCIAL GROUP, INC.
                                                     Victor Thompson or
                                                     Todd Atenhan
                                                     (888) 917-5105

Monday, August 22, 2005



                              FOR IMMEDIATE RELEASE




     EMERSON RADIO CORP.'S CHAIRMAN GEOFFREY P. JURICK AGREES TO SELL SHARES
                               TO THE GRANDE GROUP



   MR. JURICK TO REMAIN ACTIVE AS DIRECTOR AND ADVISOR BUT TO RETIRE AS CHIEF
                  EXECUTIVE OFFICER IN APPROXIMATELY TWO MONTHS



PARSIPPANY, N.J. - August 22, 2005 - Emerson Radio Corp. (AMEX:MSN) announced today that its Chairman and Chief Executive Officer, Geoffrey P. Jurick, has entered into an agreement to sell 10,000,000 of his Emerson shares to a subsidiary of The Grande Holdings Limited, a Hong Kong based group of companies engaged in a number of businesses including the manufacture, sale and distribution of audio, video and other
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EMERSON RADIO NEWS RELEASE                                               PAGE 2

consumer electronics and digital products. The purchase price is $5.20 per share payable in a combination of cash and a convertible debenture of Grande. The shares to be sold represent approximately 37% of Emerson's outstanding shares.

In advising the Company of his decision to enter into this agreement, Mr. Jurick stated "This agreement marks the successful creation of a far reaching strategic alliance between two companies combining substantial resources in manufacturing, brand marketing and global distribution of a wide range of consumer electronic products. I am delighted to have taken steps to diversify my personal assets while at the same time finding an ideal strategic partner for Emerson. Grande's strong presence in the Far East, its manufacturing expertise, particularly for Plasma and LCD television sets and its commitment to building a first class worldwide electronics distribution network for branded products should substantially enhance Emerson's business."


Mr. Jurick continued, "While I intend to remain actively involved for the foreseeable future as a Board member and in an advisory capacity, I contemplate retiring as Chairman and Chief Executive Officer upon the appointment of my successor by the Board, which I anticipate will occur within approximately the next 60 days. I have enjoyed greatly my 13 years as Chief Executive Officer, but hope now to be able to spend more time on family matters."

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EMERSON RADIO NEWS RELEASE                                               PAGE 3

Closing of the transaction is expected to take place within 30 days and is subject to the satisfaction of a number of conditions. In addition, Emerson intends to seek a waiver from its domestic lending banks of a provision in its loan agreement providing that the sale of such shares would constitute a default thereunder.

There are presently $3.5 million of borrowings outstanding under Emerson's $35 million line of credit. The Company expects to increase its borrowings in the upcoming weeks to meet seasonal needs.


Emerson Radio Corp. (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwaves, clocks, radios, audio and home theater products. Emerson's web site is www.emersonradio.com


This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.